Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the financial statements and financial statement schedules of China Lodging Group, Limited dated February 2, 2010 (March 5, 2010 as to Note 21) (which report expresses an unqualified opinion on the financial statements and financial statement schedules and includes explanatory paragraphs referring to (i) the adoption of FASB Accounting Standards Codification 810-10-65, "Consolidation —Overall — Transition and Open Effective Date Information” (previously Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51”), effective January 1, 2009 and (ii) the translation of Renminbi amounts to U.S. dollar amounts for the convenience of the readers in the United States of America), and contained in Registration Statement No. 333-165247 of China Lodging Group, Limited on Form F-1.

/s/ Deloitte Touche Tohmatsu CPA Ltd.
Deloitte Touche Tohmatsu CPA Ltd.
Shanghai, China

April 20, 2010